SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2008

FERIS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-24477	86-0776876
(Commission File Number)	(I.R.S. Employer Identification No.)

8439 Sunset Boulevard, 2nd Floor, West Hollywood, CA	90069
(Address of Principal Executive Offices)	(Zip Code)

800 504 8834
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01	Entry into a Material Agreement

On April 22, 2008, Feris International, Inc. (the “Company”) on the one hand, and Peter Hamm and Nouveau Model Talent Management, Inc. (“Nouveau”), on the other hand, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the satisfaction of certain conditions precedent, the Company agreed to acquire the assets of Nouveau.

Item 8.01.	Other Events

On April 23, 2008, the Company issued a press release with respect to the execution of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERIS INTERNATIONAL, INC.

Date: April 23, 2008	By:	/s/ Paul Feller
Paul Feller, Chairman of the Board and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release